RULE 10f-3 REPORT FORM Record Of
Securities Purchased
				Under The Trust's Rule 10f-3 Procedures
1.		Name of Portfolio: Neuberger Berman Advisers
Management
Trust Growth
Portfolio
2.		Name of Issuer: Anthem, Inc.
3.		Date of Purchase: October 29, 2001
4.		Underwriter from whom purchased: Goldman, Sachs &
Co.;
Lehman
Brothers Inc.
5.		"Affiliated Underwriter" managing or participating
in
underwriting
syndicate: Neuberger Berman, LLC
6.		Is a list of the underwriting syndicate's members
attached?
Yes X		        No  _____
7.		Aggregate principal amount of purchase by all
investment
companies
advised by the
		Adviser or Subadviser: 209,530
8.		Aggregate principal amount of offering: 55,200,000
9.		Purchase price (net of fees and expenses): $ 36.00
10.  Date offering commenced: October 29, 2001
11.  Offering price at close of first day on which any sales were made: $ 36.00
12.  Commission, spread or profit:  4.60%
$1.656/
share
13.  Have the following conditions been satisfied?
Yes			No
a.		The securities are:
	part		of   an  issue  registered   under   the
			Securities  Act of 1933 which is being offered
X
____
			to the public;
____ ____
Eligible Municipal Securities;
____ ____
			sold in an Eligible Foreign Offering; or
____ ____
						sold  in  an Eligible Rule
144A
						offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)



				Yes No b. (1) The securities were
purchased prior to the
end
	of the first day on which any sales were made, at a
	price  that is not more than the price paid by


each other purchaser of securities in that
offering or in any  concurrent offering of the securities
(except, in the case of an Eligible Foreign Offering, for
any rights  to purchase that are required by law  to  be
granted to existing security holders of the issuer);   X ____
	OR
(2)   If the securities to be purchased were offered
for subscription  upon  exercise of rights,  such securities were
purchased on or before the fourth day preceding  the ____   ____
day on which the rights offering terminates?
c.	The underwriting was a firm commitment
underwriting?
X	 ____
d.	The  commission, spread or profit was reasonable
and fair
in	relation  to  that  being  received  by  others
for
underwriting  similar securities during the  same
period
(see  Attachment for comparison of spread with comparable X	____
recent offerings)?
e.	The   issuer  of  the  securities,  except  for
Eligible
Municipal Securities, and its predecessors have  been
in X ____
continuous operation for not less than three years?
f.	(1)   The amount of the securities, other than
those
sold
in  an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did  not
exceed  25%  of  the principal amount  of  the X	____
offering; OR
(2) If the securities purchased were sold in an
Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:
(i)  The  principal amount of the offering  of
such class  sold by underwriters or members of  the
selling  syndicate  to qualified  institutional  ____ ____
	buyers, as defined in Rule 144A(a)(1), plus (ii) The
principal amount of the offering  of
such class in any concurrent public offering?
g.		 (1)      No affiliated underwriter of the
Trust
was


a   direct   or	indirect  participant           in   or
X	 ____
beneficiary of the sale; OR
	(2)    With  respect  to  the purchase  of


Eligible Municipal   Securities,  such   purchase was   not
____  ____
designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


			Yes     No h.	Information  has  or  will
be  timely  supplied
to  the
appropriate  officer of the Trust for  inclusion  on
SEC
Form N-SAR and quarterly reports to the Trustees?           X
	____
Approved:	                    Date: November 5, 2001





Additional information for paragraph (b) -- commission or spread
-- comparable recent offering:

			COMPARISON #1	COMPARISON #2	COMPARISON
#3

Security		Anthem, Inc.	Unilab Corp.	Isis
Pharmaceuticals Inc.

Date Offered	10/29/2001		10/18/2001		10/22/2001

Price			$36			$20.50		$20.00

Spread ($)		$1.66			$1.03			$1.20

Spread (%)		4.60%			5.00%			6.00%

Security Type	Comm			Comm			Comm

Rating/Quality	N/A			N/A			N/A

Size of Issue	55,200,000		8,000,000		5,000,000

Total
Capitalization	$3,610,440,000	$684,796,350
	$1,041,755,920





Note: Minimum of two comparisons must be completed for each purchase.